Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Innovative Industrial Properties, Inc.

Park City, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235731 and No. 333-233311) and Form S-8 (No. 333-214919) of Innovative Industrial Properties, Inc. of our reports dated March 2, 2020, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Innovative Industrial Properties, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

March 2, 2020